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                                  EXHIBIT 10.1
                              AMENDED AND RESTATED

                          FOREST MANAGEMENT AGREEMENT

THIS AGREEMENT made in duplicate as of the 1st day of April, 1992.

BETWEEN;                HER MAJESTY THE QUEEN in right of the Province of New
                      Brunswick as represented by the minister of Natural Resources and Energy, hereinafter referred to as the "Minister"

                                                               OF THE FIRST PART

       AND;                       MIRAMICHI PULP & PAPER INC., a Company duly
                      incorporated under the laws of New Brunswick, having its head office in the Town of Newcastle in the Province of New Brunswick, hereinafter referred to as the "Company"

                                                              OF THE SECOND PART

AND WHEREAS the Company is carrying on the business of manufacturing groundwood pulp at its wood processing facility at Nelson-Miramichi, New Brunswick;

AND WHEREAS the Company has an historic draw of timber from the Crown Lands in the Province;

AND WHEREAS the Minister and the Company are desirous of continuing the company's use of timber from the Crown Lands on a sustained yield basis in accordance with the practice of integrated management of resources within the Crown Lands and in accordance with the provisions of the Crown Lands and Forests Act, Chapter C-38.1, Acts of New Brunswick, 1980 (hereinafter referred to as the "Act");

AND WHEREAS the Minister of Natural Resources and the Company entered into an agreement dated the 24th day of March, 1982 known as the Forest Management Agreement ("Forest Management Agreement") ;

AND WHEREAS the Minister and the Company entered into an agreement in amendment of the Forest Management Agreement as of the 1st day of April, 1987, ("AAFMA");

AND WHEREAS the Minister, pursuant to section 31 of the Act, has completed his review of the performance of the Company in respect of it management of Crown Lands under License to it and has received the approval of the Lieutenant-Governor in Council by Order-in-Council 94-484, to extend the term of the CTL No. 3, by five years and the Minister has in a letter to the company dated the 18th day of August, 1994, extended the term of CTL No. 3, to the last day of March, 2017;

AND WHEREAS the Minister and the Company, arising out of the review of the Company's performance, have agreed to amend and restate the Forest Management Agreement as amended by the AAFMA ("FMAII);

AND WHEREAS the Minister and the Company have agreed to extend the term of the FMA by 5 years as more particularity hereinafter provided;

AND WHEREAS the Company has revised the Industrial Plan forming a part of the FMA as required by subsection 29(2) of the Act and the Lieutenant-Governor in Council has, pursuant to subsection 29(3) of the Act, approved those revisions by Order-in-council 94-484, ("Revised Industrial Plan");

AND WHEREAS the Company has completed the five year revision of the Management Plan forming a part of the FMA pursuant to subsection 29(4) of the Act ("Revised Management Plan");

AND WHEREAS the Company has completed a revision of the Operating Plan forming a part of the FMA pursuant to subsection 29(5) of the Act ("Revised operating Plan");

AND WHEREAS the Minister, pursuant to subsection 29(7) of the Act, has granted his approval to the Revised Management Plan and the Revised Operating Plan;

AND WHEREAS the Minister and the Company have revised the Timber Berths describing the Crown lands subject of the FMA, ("Revised Timber Berths");

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(O1)  "Agreement" means this Amended and Restated Forest Management Agreement and any agreement supplementary to or in amendment or confirmation of this agreement and includes Schedules "A", "B", "C", "D", "E" "F" and "G", identified in section 15, which are incorporated into and form a part hereof;

(1) "ANNUAL ALLOWABLE HARVEST OF TIMBER" means the total volume of timber, which the Minister has identified that may be harvested in a year on the Crown Lands subject to this Agreement;

(1.1) "ANNUAL ALLOCATION OF TIMBER" means that portion of the annual allowable harvest of timber allocated to the Company or to a Crown Timber Sub-licensee;

(2) "BASIC SILVICULTURE" means the silvicultural activity required to produce the annual allowable harvest of timber identified in paragraph 12.1.

(3) "COLLATERAL RESERVATION" means the number of hectares of Crown Lands subject to this Agreement which are associated with the operation of a wood processing facility of a Crown Timber Sub-licensee;

(4) "COMPANY" means the party to this Agreement referred to as the party of the Second Part heretofore and, upon issuance of the Crown Timber License contemplated in this Agreement, includes the Company as a Crown Timber Licensee;

(4.1) "CROWN LAND EXCHANGE" means an exchange of Crown Lands approved pursuant to section 20 of the Act;

(4.2) "CROWN TIMBER LICENSE" unless the context otherwise requires means the "Lower Miramichi License",

(4.3) "CROWN TIMBER LICENSEE" means the holder of a Crown timber license issued pursuant to section 28 of the Act;

(4.4) "CROWN TIMBER SUB-LICENSE" means a Crown timber sub-license issued pursuant to section 41 of the Act;

(4.5) "CROWN TIMBER SUB-LICENSEE" means the holder of a Crown Timber Sub-license named in paragraphs 9.1;

(5) "DELIVER" means, as a minimum requirement, that timber from a harvesting operation on the Crown Lands subject to this Agreement is piled and ready for pick-up on a road within or adjacent to the harvesting operation;

(6) "FOREST MANAGEMENT MANUAL" means the Forest Management Manual prepared by the Minister and attached to and being part of this Agreement as Schedule "E", setting out the procedures to be followed and the standards to be achieved, where not otherwise contained in Regulations under the Act, in the management of the Crown Lands;

(6.1) "INDUSTRIAL PLAN" means the Industrial Plan prepared pursuant to subsection 29 (2) of the Act, referred to in paragraph 4 and attached to this Agreement as Schedule "B";

(7) "INITIAL TERM" means the period of twenty-five years beginning on the last day of March 1982;

(8) "INTEGRATED MANAGEMENT OF RESOURCES" means the planned use of the renewable resources, on the Crown Lands subject to this Agreement, over time,which recognizes the biophysical relationship of one resource to another and places a value on each use of the resources in response to economic and social priorities;

(9) "LICENSEE SILVICULTURE" means silvicultural treatments carried out at the expense of a Crown Timber Licensee to increase the volume of growing timber above the aggregate level of growing timber resulting from basic silviculture;

(9.1) "LOWER MIRAMICHI LICENSE" means crown Timber License No. 3, (Lower Miramichi) issued to the Company pursuant to section 27 of the Act effective March 31, 1982;

(9.2) "MANAGEMENT PLAN" means the Management Plan prepared pursuant to subsection 29(4) of the Act, referred to in paragraph 5 and attached to this Agreement as Schedule "C";

(9.3) "OPERATING PLAN" means the Operating Plan prepared pursuant to subsection 29(5) of the Act, referred to in paragraph 6 and attached to this Agreement as Schedule "D";

(9.4) "PERFORMANCE EVALUATION STANDARDS" means the Performance Evaluation Standards referred to in paragraph 7 and attached to this Agreement as Schedule "G";

(9.5) "SECOND FIVE-YEAR PERIOD" means the period, during the term of this Agreement, beginning with April 1, 1987 and ending with March 31, 1992;

(9.6) "SUB-LICENSEE" means Crown Timber Sub-licensee.

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(9.7) "THIRD FIVE-YEAR PERIOD" 'means the period, during the term of this
Agreement, beginning with April 1, 1992 and ending March 31, 1997;

(9.8) "TIMBER BERTH" means a territorial division of the Crown Lands subject to this Agreement for administrative purposes.

1.2 The terms defined in the Act and the Regulations thereunder shall, for the purposes of this Agreement, unless otherwise specified in this Agreement, have the meaning given to them by the Act and Regulations as each may be amended or substituted from time to time.

1.3 The Minister and the Company agree that this Agreement is the Forest Management Agreement referred to in Sub-section 29(1) of the Act.

2.     TERM OF AGREEMENT

2.1 This Agreement commenced on the last day of March 1982 and shall expire on the last day of March 2017 unless extended to accord with the date of expiry of the Crown Timber License.

2.2 Every five years during the initial term of this Agreement the Minister and the Company shall review this Agreement and may amend any term or condition of the Agreement as is mutually agreeable, and approved by the Lieutenant-Governor in Council.

2.3 At the end of the first five years and each fifth anniversary thereof of this Agreement the Minister shall, upon being satisfied with the performance of the Company, recommend to the Lieutenant-Governor in Council as provided for in clause 31(c) of the Act, that the Lieutenant-Governor in Council approve an extension by the Minister of the term of the license for a further five years.

3.     AREA TO BE MANAGED

3.1 This Agreement applies to the management of the Crown Lands, not otherwise subject to a lease, easement, right-of-way or encumbrance, situated within the shaded areas outlined in red on the Plan attached to and forming part of this Agreement, as Schedule "A", and more particularly shown and described on Timber Berth Plan Nos. 1-15 and boundary descriptions on file in the off ice of the Minister, containing, by estimation, a total of three hundred thousand, two hundred and six hectares (741 798.86 acres), and identified as the Lower Miramichi License.

3.2 The Timber Berth Plans and boundary descriptions on file in the office of the Minister referred to in paragraph 3.1 shall be the official record of the location of the Crown Lands which are subject to this Agreement.

4.     INDUSTRIAL PLAN

4.1 The Minister and the Company agree that the Industrial Plan attached to and forming part of this Agreement as Schedule "B", was submitted by the Company in accordance with the instructions of the Minister, and is the Industrial Plan referred to in sub-section 29(l) of the Act and was first approved by the Lieutenant-Governor in Council by Order-in-Council 82-200.

4.2 Any change to an Industrial Plan requiring increased timber resources from Crown Lands must be submitted to the Minister for approval at least three months in advance of the anticipated change and the Minister will advise the Company of approval or disapproval within three months of initial submission.

5.     MANAGEMENT PLAN

5.1 In compliance with subsection 29(i) of the Act the Company agrees to submit to the Minister for his approval, every five years beginning with the last day of March, 1997 and every fifth anniversary thereof thereafter, a revised Management Plan meeting the requirements of the Act, the Regulations and the Forest Management Manual for the balance of the term of this Agreement for the Crown Lands subject to this Agreement.

5.2 Upon submission by the Company and approval by the Minister, the Management Plan, referred to in paragraph 5.1, shall be attached to and become part of this Agreement as Schedule "C".

6.     OPERATING PLAN

6.1 In compliance with subsection 29 (5) of the Act the Company agrees to submit to the Minister for his approval, every year beginning with the lst day of April, 1992 and every anniversary thereof thereafter, a revised

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Operating Plan meeting the requirements of the Act, the Regulations and the
Forest Management Manual covering a period of 1 year from the date of each approval by the Minister.

6.2    Each revision of the Operating Plan made pursuant to paragraph

6.3    which is approved by the Minister is deemed to be substituted for the Operating Plan attached to this Agreement as Schedule "D" effective the date of the Minister's approval and is Schedule "D".

7.     FOREST MANAGEMENT MANUAL

7.1 In the management of the Crown Lands subject of this Agreement the Company agrees to comply with the provisions of the Forest Management Manual as amended from time to time and which is incorporated into and forms a part of this Agreement as Schedule "E".

7.2 The Minister may amend the Forest Management Manual by mutual consent between the Minister and the Company.

7.3 It is understood by both parties to this Agreement that, in respect to the Crown Lands subject to this Agreement,

      (a) the Company is fully responsible for the submission of the Industrial Plan, Management Plan and Operating Plan to the Minister and the implementation thereof, and shall provide to the Minister a full accounting of all activities in accordance with the provisions of the Forest Management Manual, and

      (b) the Minister shall examine the plans referred to in subparagraph 7.3(a) submitted by the Company and evaluate the management performance of the Company as provided for in and in accordance with the Forest Management Manual and the Performance Evaluation Standards, as amended from time to time."

7.4 The Performance Evaluation Standards shall apply during the Third Five-Year Period and may be amended during that period only by mutual consent between the Minister and the Company.

7.5 The Minister may amend the Performance Evaluation Standards after consultation with all Crown Timber Licensees but such amended Performance Evaluation Standards shall apply not sooner than the expiration of the Third Five-Year Period.

8.     CROWN TIMBER LICENSE

8.1 The Minister agrees that, upon the signing and delivery of this Agreement, he shall, with the approval of the Lieutenant-Governor in council, issue a Crown Timber License to the Company for the integrated management of the Crown Lands, not otherwise subject to a lease, easement, right-of-way or encumbrance, situated within the shaded area outlined in red on the Plan attached as Schedule "A" to this Agreement and more particularly shown and described on the Timber Berth Plans Nos. 1 15 and boundary description on file in the office of the Minister, containing, by estimation, a total of three hundred thousand, two hundred and six hectares (741 798.86 acres) and identified as the Lower Miramichi License.

8.2 The Crown Timber License issued by the Minister to the Company shall entitle the Company to enter upon the Crown Lands identified in the Lower Miramichi License for the purposes of managing, protecting, harvesting and removing the timber thereon, conducting reforestation and other forms of silviculture, together with the integrated management of resources on or within the Lower Miramichi License in accordance with the Act, Regulations, the Forest Management Manual and this Agreement as each and all of them may apply.

8.3 The Company agrees that, as a Crown Timber Licensee, it will manage the crown Lands on or within the York License in accordance with the Act, Regulations, the Forest Management Manual and this Agreement as each and all of them may apply.

8.4 The Company acknowledges that it was issued the Lower Miramichi License effective March 31, 1982.

9.     CROWN TIMBER SUB-LICENSE

9.1 The Minister having entered into an agreement with the following described persons pursuant to subsection 41(i) of the Act and having obtained the approval of the Lieutenant-Governor in Council by
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Order-in-Council 90-597, hereby directs the Company, pursuant to subparagraph
41(4)(a) of the Act, to issue a Crown Timber Sub-license for a 5 year term beginning with the first day of April, 1987 meeting the requirements of subsection 41(3) of the Act, to the following described persons and the Company agrees to implement these directions forthwith:

       1.     Blackville Lumber Inc.

       2.     Ashley Colter (1961) Ltd.

       3.     K & R Dickson Lumber

       4.     Eric Goguen & Sons Ltd.

       5.     Kingston Fuelwood

       6.     Scierie Fred Maillet

       7.     D. Matchett

       8.     Newcastle Lumber Co. Ltd.

       9.     Russell & Swim Limited

      10.    R.F. Sadler Ltd.

      11.    James Sparkes & Sons Ltd.

      12.    Stella-Jones Inc.

      13.    Howard Sturgeon

      14.    Underhill Forest Products Ltd.

      15.    Veneer Products of N.B. (1981) Ltd.

9.2 The Company shall, each year during the term of each Sub-license issued pursuant to paragraph 9.1 and any extensions thereof, provide to each Sub-licensee

      (a)   by delivery, or

      (b)   by making available for harvest, or

      (c)   by a combination of (a) and (b)

the volume of timber allocated to each Sub-licensee in Schedule F by species and by class appropriate to that Sub-licensee's use.

9.3 It is understood and agreed that a Crown Timber Sub-licensee shall pay the Company for the Crown Timber Sub-licensee's reasonable and fair share of the costs and charges incurred by the Company pertaining to the Lower Miramichi License

      (i) in the harvesting and delivery of timber for use by the Crown Timber Sub-licensee, and

      (ii) in road construction and maintenance, and forest management and administration and that such costs and charges shall be reasonable and competitive in the context of the services provided by the Company and, in the event of a dispute between the Company and a Crown Timber Sub-licensee over the amount of or inclusion of such costs and charges, such dispute shall be resolved by the Minister after receiving advice from the Sub-committee of the Advisory Board.

9.4 The Company agrees that where any activity identified in paragraph 9.3 is performed by the Sub-licensee on behalf of the Company, at the request of the Company and pursuant to a written agreement, the Company shall reimburse the Sub-licensee or credit to the Sub-licensee's account, the costs incurred by the Sub-licensee in the same manner and to the same level as the Company would charge the Sub-licensee under paragraph 9.3.

9.5 When a Crown Timber Sub-license identified in paragraph 9.1 is relinquished by the Sub-licensee or cancelled by the Minister, the Minister reserves the right to reallocate the allocation of timber and the Collateral Reservation of License Land associated with the Sub-license identified in Schedule "F" attached to and forming part of this Agreement, in whole or in part as, in his opinion, it is necessary for the better management of the Crown Lands and dependent wood processing facilities.

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9.6    The Company agrees that where the Minister identifies that there are species, classes and volumes of timber, within the Crown Lands subject to this Agreement, not utilized nor required under the Company's Industrial Plan or by its Crown Timber Sub-licensees for wood processing facilities in New Brunswick, it will, at the direction of the Minister, issue a Crown Timber Sub-license to a person for all or part of the timber so identified by the Minister.

10.    RIGHTS OVER LAND

10.1 The Minister recognizes that the Company's use of the Crown Lands within the Lower Miramichi License is primarily for the growing, tending, protecting and harvesting of timber, but, in keeping with the policy of the integrated management of the resources on Crown Lands, the Minister reserves all rights related to activities on the Crown Lands not specifically given to the Company, including by way of example but without limiting the generality:

      (a) the rights of other persons to travel, hunt, fish, trap and otherwise use the Crown Lands for recreational purposes, subject to the necessary restriction for the purpose of preventing accidents, fire control, protection of plantations and the seasonal protection of forest roads, and

      (b) the rights of others to conduct any work in connection with or incidental to geological exploration and mining development.

10.2 The Company agrees that the Minister may withdraw from the Lower Miramichi License small areas of Crown Lands for the purpose of granting, deeding, leasing, or in any other way conveying rights in such land to other persons, provided that the area withdrawn does not exceed 85 hectares (211 acres) in any one withdrawal, and the total of all such withdrawals does not exceed one half of one percent (0.5%) of the area of the Lower Miramichi License in each and every year and will not, in the aggregate during the initial term and all extensions, exceed 5% of the area of the Lower Miramichi License as it was on the first day of the Third Five-Year Period and any timber harvested on a withdrawn area shall accrue to the Company except for those areas withdrawn by the Minister and used in a Crown Land exchange.

10.3 The Minister agrees that any lands acquired as Crown Lands within or abutting the Lower Miramichi License shall be added to the Crown Lands already managed by the Company as a Licensee provided that the land is acquired for the consolidation of the Crown Lands for better integrated management of resources.

10.4   The Minister shall, at his expense, establish and maintain,

      (a) by legal surveys, the boundaries between the Lower Miramichi License and freehold lands, and

      (b) the boundaries between the Lower Miramichi License and other Crown Timber Licenses.

11.    ROADS AND IMPROVEMENTS

11.1 The Company shall construct and maintain forest roads on the Crown Lands subject to this agreement as required by the operating Plan of the Company in accordance with the standards prescribed in the Forest Management Manual.

11.2 Where the Company has been, with regard to the forest roads referred to in 11.1, requested to grade, plow, maintain or upgrade one or more of those roads beyond the level contemplated by that section, by a person other than the Minister, the Company may recover the costs thereof from that person.

11.3 Where a forest road not exceeding 1.5 kilometres in length crosses lands owned or controlled by the Company, leading to Crown Lands subject to this Agreement, and the Minister requests it, the Company agrees

      (a) to construct and maintain the portion of forest road on the Company's land to the same standard as the forest road on such Crown Lands, and

      (b) to grant or obtain a free right of way to the Minister on behalf of all users of the forest road and adjacent Crown Lands.

11.4 Where a forest road not exceeding 1.5 kilometres in length crosses lands owned or controlled by the Company, leading to another crown Timber License and the Minister requests it, the Company agrees

      (a) to, at the expense of such other licensee, construct and maintain the portion of the forest road on the Company's land to the same standards as the forest roads on that licensee's land, and

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      (b)   to grant or obtain a free right of way to the Minister on behalf of all users of the forest road, and adjacent Crown Lands.

12.    ALLOCATION AND HARVEST

12.1 The total annual allowable harvest of timber from the Lower Miramichi License for the Third Five-Year Period is 396 835 m3 comprising

      (a)   324 480 m3 of spruce, fir and jack pine combined,

      (b)   25 220 m3 of red and white pine,

      (c)   6 550 m3 of cedar, and

      (d)   40 485 m3 of hardwood.

12.2 The annual allocation of timber is more particularly set out for the Company and each Crown Timber Sub-Licensee in Schedule "F" to this Agreement.

12.3 The Company shall ensure that the aggregate volume of timber harvested on the Lower Miramichi License by the Company and the Crown Timber Sub-Licensees during the Third Five-Year Period shall not exceed 105% of the aggregate of the five annual allowable harvests of timber for the Lower Miramichi License during the Third Five-Year Period.

12.4 In any year during the Third Five-Year Period the actual harvest of timber by the Company shall not exceed the aggregate of

      (a)   110% of the Company's annual allocation of timber for that year, and

      (b)   the volume of timber available to the Company pursuant to paragraph
           12.6 for that year.

12.5 In any year during the Third Five-Year Period the actual harvest of timber by a Crown Timber Sub-Licensee shall not exceed 110% of its annual allocation of timber for that year.

12.6 In the event a Crown Timber Sub-Licensee will not require or utilize all of its annual allocation of timber in a year the Company may, in that year, harvest and use the portion of that Crown Timber Sub-Licensee's annual allocation of timber which is equal to the volume of timber by which the Crown Timber SubLicensee's actual harvest falls short of 90% of the Crown Timber Sub-Licensee's annual allocation of timber.

12.7 In the event the Company and the Crown Timber Sub-Licensees together will, in a year, require or use less than 90% of the annual allowable harvest of timber for the Lower Miramichi License in that year, the Minister may

      (a)   with the written agreement of the Company, in that year, and

      (b) without the written agreement of the Company, in the immediate following year,

allocate a volume of timber equal to the volume of timber by which the actual harvest of timber falls short of 90% of the annual allowable harvest of timber.

12.8 In the event the Minister is entitled to make an allocation in the subsequent year pursuant to paragraph 12.7 and all or any portion of that allocation is not used in the subsequent year, the unused allocation shall not carry over to future years unless the Minister and the Company agree in writing to allow it to carry over to future years.

12.9 If the Company harvests a volume of timber which is less than 95% of the Company's annual allocation of timber during the Third Five-Year Period the shortfall in harvest shall not be a default under this Agreement if the Minister is satisfied that such shortfall in harvest is due to conditions, including adverse market conditions, beyond the control of the Company.

12.10 If the Minister is, pursuant to paragraph 12.9, not satisfied that the shortfall in volume of harvest of timber is due to conditions, including adverse market conditions, beyond the control of the Company, the Minister may reduce the annual allocation of timber to the Company for each year of the five year period immediately following the Third Five-Year Period.

12.11 The Minister and the Company shall review the annual allowable harvest of timber at the end of the Third Five-Year Period and on the 5(th) anniversary thereof thereafter and, based on such review, the Minister may amend the annual allowable harvest of timber for the immediately following five year period."

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13.    SILVICULTURE

13.1 During the Third Five-Year Period the Company shall carry out basic silviculture on not less than 7 950 hectares of the Lower Miramichi License within areas approved in the operating Plan, of the kind and to the extent shown opposite each year as follows:

      (a)   in 1992 1 430 hectares of planting and thinning,

      (b)   in 1993 800 hectares of planting and 830 hectares of thinning,

      (c)   in 1994 800 hectares of planting and 830 hectares of thinning,

      (d)   in 1995 800 hectares of planting and 830 hectares of thinning,

      (e)   in 1996 800 hectares of planting and 830 hectares of thinning.

13.2 The number of hectares planted and the number of hectares thinned each year pursuant to paragraph 13.1 may be adjusted from year to year by agreement in writing between the Minister and the Company provided the aggregate of hectares planted and thinned each year is not reduced.

13.3 The Minister shall reimburse the Company for approved basic silvicultural treatments to standards set out in the Forest Management Manual, at rates authorized by the Minister.

13.4 The Company may, at its own expense, carry out licensee silviculture approved in the Operating Plan in addition to basic silviculture and the Company shall be the beneficiary of such silviculture.

13.5 Any increase in the annual allowable harvest of timber on Crown Lands subject of this Agreement beyond the level specified in paragraph 12.1 which is attributable to basic silviculture and licensee silviculture shall be available to the Company to support a corresponding increase in production in any wood processing facility approved in the Industrial Plan of the Company.

13.6 The Minister reserves the right to carry out additional silvicultural treatments in addition to those approved in an Operating Plan providing it does not interfere with the Company's silviculture and the Company has agreed that it is not in its plan, then any increase in the annual allowable harvest of timber attributable to such work may be allocated as the Minister deems necessary.

14.    GENERAL

14.1.1 Any change in the annual allowable harvest of timber on Crown Lands subject of this Agreement attributable to any forest management actions by the Company (over and above those identified in paragraph 13.5) or attributed to changes in the forest data base information shall accrue to the Company and the Sub-licensees in the same proportion as their current annual allowable harvest of timber for the Lower Miramichi License bears to the annual allowable harvest of timber.

14.1.2 The Company shall protect fish and wildlife habitat and water quality on its freehold lands in New Brunswick to the same standards as defined in the Forest Management Manual for Crown Lands, as mutually agreed between the Minister and the Company.

14.1.3 Annually, the Company shall report to the Minister, with respect to the Company's freehold lands, in a scope and format mutually acceptable to the Minister and the Company, all activities relating to

      (a)   access roads,

      (b)   harvesting of timber,

      (c)   silviculture,

      (d)   fish and wildlife habitat, and

      (e)   recreation.

14.2.1 The Company acknowledges the established social and commercial patterns and the traditional sources of local forest employment in the communities adjacent to or dependent on the management of the Crown Lands subject to this Agreement and agrees to manage the license in such a way as to minimize the disruption of such patterns and sources of employment to the greatest degree practicable.

14.2.2 In accordance with the following guidelines, the Minister may from time to time request, and the Company agrees to comply with any such request, that independent forestry contractors or former Licensees of Crown Lands

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

covered by this Agreement, or both, be engaged to carry out harvesting, transportation and silvicultural operations on such Crown Land in a manner consistent with the operating Plan:

      (a) the application of such requests from the Minister shall not exceed 25% in the aggregate of the annual requirements for harvesting, transportation and silviculture as laid out in the Operating Plan, but nothing in this section shall prevent the company from engaging such contractors and former Licensees to carry out a greater percentage of the work,

      (b) the independent forestry contractors and former Licensees shall have their principal places of business within the Counties in which such Crown Lands covered by this Agreement are located, and they shall have the experience and capability to carry out such work on a cost competitive basis and in accordance with the Operating Plan and the Forest Management Manual;

      (c) engagement of contractors or former Licensees under this section shall follow invitation of competitive tenders unless otherwise approved by the Minister and the Company agrees to provide the Minister with a copy of each tender when requested by him to do so,

      (d) requests by the Minister under this section shall not be made with regard to Crown Lands in those areas of the License where such a request would cause unreasonable conflict with the traditional use of company personnel in operations, or with a collective agreement with a recognized bargaining agent, and

      (e) where the Company is able to demonstrate to the satisfaction of the Minister, with advice to him from the Advisory Board, that compliance with his request under this section will result in a competitive disadvantage relative to its normal wood costs, the Minister shall modify or withdraw his request; it being understood that requests under this clause are not intended to disadvantage the normal competitive wood costs of Licensees and Sub-Licensees.

14.3 The Company shall not assign this Agreement without the express written consent of the Minister which consent shall not be unreasonably withheld. The use of contractors by the Company in the normal conduct of its business and operations shall not be deemed to be an assignment.

14.4 The Company shall comply with and observe all the provisions and requirements of:

      (a) all Acts of the Legislature of the Province of New Brunswick in force or enacted hereafter from time to time and as amended from time to time, and

      (b) all Regulations in force from time to time under any of the Acts referred to in clause (a).

14.5 The Company shall keep the Minister indemnified against all claims and demands that may be made against the Minister by reason of anything done solely by the Company, its servants, workmen, agents and contractors on the License in the exercise or purported exercise of its rights, powers, privileges and obligations under this Agreement, save anything done at the express direction of the Minister.

14.6 The Minister does not guarantee the quality or quantity of timber on the Lower Miramichi License.

14.7 No implied contract of any kind by or on behalf of the Minister shall arise or be construed from anything contained in this Agreement and the only rights, powers and privileges granted to the Company are those contained in this Agreement.

14.8 The failure of the Minister to insist in one or more instances upon the performance by the Company of any provision of this Agreement shall not be construed as a waiver of the future performance of any such provision and the obligation of the Company with respect to such future performance shall continue in full force and effect.

14.9 The Minister may, on notice to the Company, terminate this Agreement upon the happening of the following events of default:

      (a)   where the Company relinquishes or forfeits its Crown Timber License,

      (b) where the Company makes a general assignment for the benefit of the Company's creditors or if a receiver is appointed on account of the Company's insolvency or

      (c) upon the breach by the Company of any term, condition, requirement, obligation, direction or undertaking set out in this Agreement.

14.10 The Minister shall not act to terminate this agreement under section 14.9 until he has given notice of the default to the Company and the Company shall have failed to rectify that default within 30 days of receipt of such notice, except in the case of a default under clause 14.9(c) where, due to weather conditions and normal forestry practice, it would not be possible to rectify the default within that time, in which case, the default shall be rectified within 30 days of the first day on which weather conditions and normal forestry practice would allow it to be rectified.

14.11 Notice to the Company hereunder may be effectively given by personal delivery to an officer of the Company or by sending the same to the Company by prepaid registered mail addressed to the Company

          Vice-President, Woodlands
           Miramichi Pulp & Paper Inc.
           P.O. Box 5040
           Newcastle, NB ElV 3N3

and notice to the Minister hereunder may be effectively given by personal delivery to the Minister or by sending the same prepaid registered mail addressed to

          Minister of Natural Resources & Energy
           P.O. Box 6000
           Fredericton, N.B.
           E3B 5Hl

and notice sent by prepaid registered mail shall be presumed to have been received on the third (3rd) business day following the mailing thereof, provided, however, in the case of mail disruption by work interruption, strike, slow down, labor dispute, adverse weather, or any other force majeure event, such presumption shall not apply and actual service or delivery shall constitute communication of such notice. The parties hereto also agree that by either party giving to the other not less than ten (10) days written notice of a change of address as herein provided, such party may change its address for notice.

14.12 The parties agree that the headings used in this Agreement are inserted for convenience of reference only and shall not be used to construe the Agreement.

14.13 Notwithstanding paragraph 2.2, the Minister and the Company may amend any part of or Schedule to this Agreement, except the Forest Management Manual upon mutual consent at any time.

14.13.1 Wherever the context herein permits, words denoting the singular shall include the plural and words denoting gender shall include the masculine, feminine and neuter genders.

15.   The Schedules to this Agreement are as follows:

      (a)   Schedule "A" is the Revised Plan dated April 1, 1992,

      (b)   Schedule "B" is the Revised Industrial Plan,

      (c)   Schedule "C" is the Revised Management Plan,

      (d)   Schedule "D" is the Revised operating Plan,

      (e)   Schedule "E" is the Forest Management Manual,

      (f)    Schedule "F" is the Revised AAHT and the Revised AAT, and

      (g)   Schedule "G"' is the Performance Evaluation Standards.

16(l) Schedule "A" to this Agreement is the Plan referred to in the last paragraph of CTL No. 3.

16(2) The Timber Berths referenced in CTL No. 3 and in paragraphs 3.1, 3.2 and 8.1, of this Agreement are the Revised Timber Berths which were filed in the office of the Minister on the 1st day of April, 1992.

17. The Minister and the Company agree that the Forest Management Agreement as amended by the AAFMA together with certain additional amendments shall be consolidated and restated in this Amended and Restated Forest Management Agreement which shall be referred to herein as the Agreement or FMA.

18. This Agreement shall ensure to the benefit of and be binding upon the Crown in right of New Brunswick, Her Heirs and Successors, and the Company, its Successors and assigns.

SIGNED, SEALED AND DELIVERED in the presence of:

Minister of Natural Resources and Energy

President
Miramichi Pulp & Paper Inc.

Secretary
Miramichi Pulp & Paper Inc.

PROVINCE OF NEW BRUNSWICK COUNTY OF YORK, S.S.

                                   AFFIDAVIT

     I, DAVID M. MACFARLANE, of the City of Fredericton in the Province of New Brunswick, Acting Deputy Minister of the Department of Natural Resources and Energy MAKE OATH AND SAY:

1. THAT I am the Acting Deputy Minister of Natural Resources and Energy of the Province of New Brunswick, and as such am the proper officer having charge of the Seal of the said Department.

2. THAT the within Instrument was executed on the day of August, 1994 by the Honourable ALAN R. GRAHAM, Minister of Natural Resources and ENERGY for the said Province, duly authorized thereto, in my presence, and the signature "Alan R. Graham" is the signature of the said Alan R. Graham, Minister of Natural Resources and Energy.

3. THAT the Seal opposite the signature of the said Alan R. Graham is the Seal of the Minister of Natural Resources and Energy and was affixed to the said Instrument by me, the said David M. MacFarlane, as such officer being duly authorized thereto.

SWORN TO at the City of Fredericton in the County of York and Province of New Brunswick, this 18TH day of August, A.D. 1994. BEFORE ME:

A Commissioner of Oaths

SYLVAIN LABRIE                    DAVID M. MACFARLANE
Commissioner of Oaths             ACTING DEPUTY MINISTER OF
My Appointment Expires            NATURAL RESOURCES AND ENERGY
December 31st, 1994

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